Exhibit 99.4

Introductory Note to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

The following unaudited pro forma combined condensed consolidated statements of financial condition at June 30, 2015 and the unaudited pro forma combined condensed consolidated statements of income for the year ended December 31, 2014 and the six months ended June 30, 2015 give effect to the acquisition of Louisiana Bancorp, Inc. (“Louisiana Bancorp”) by Home Bancorp, Inc. (the “Company”) which was completed on September 15, 2015 (the “Merger”).  The unaudited pro forma combined condensed financial information is set forth as if the Merger was completed on June 30, 2015 with respect to financial condition data and on January 1, 2014 and January 1, 2015, respectively, with respect to operations data.

The unaudited pro forma combined condensed consolidated financial statements give effect to the Merger as a business combination under U.S. generally accepted accounting principles (“GAAP”). Accordingly, all assets and liabilities were recorded at fair value.   The fair value calculation for loans included adjustments for credit losses on loans; therefore, no allowance for loan losses was carried over.

While the recording of the acquired loans at their estimated fair value will impact the prospective determination of the provision for loan losses and the allowance for loan losses, for purposes of the unaudited pro forma combined condensed consolidated statement of income for the year ended December 31, 2014 and six months ended June 30, 2015, we assumed no adjustments to the historic amount of Louisiana Bancorp’s losses. If such an adjustment were estimated, there could be a change in the historic amounts of Louisiana Bancorp’s losses presented.

The pro forma financial information includes estimated adjustments to record assets and liabilities of Louisiana Bancorp at their respective fair values and represents the Company’s estimates based on available information. Any differences between the purchase price for Louisiana Bancorp and the fair value of the identifiable net assets acquired have been recorded as goodwill. The goodwill resulting from the acquisition will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by the Company in connection with the acquisition will be amortized to expense over their estimated useful lives.

The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after we complete further analyses under GAAP with respect to the fair value of Louisiana Bancorp’s tangible and identifiable intangible assets and liabilities as of the date the Merger was completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the Company’s statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The Company anticipates that the Merger will provide the combined company with the ability to better serve its customers, reach new customers and reduce operating expenses. In addition, certain subjective estimates have been utilized in determining the pro forma adjustments applied to the historical results of operations of Louisiana Bancorp. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes of the Company and Louisiana Bancorp.

The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of the Company’s common stock or the actual or future results of operations of the Company for any period. Actual results may be materially different than the pro forma information presented herein.

HOME BANCORP INC. AND SUBSIDIARY

Unaudited Pro Forma Combined Condensed Consolidated Statement of Condition

	At June 30, 2015
	Home	Louisiana	Pro Forma
	Bancorp	Bancorp	Acquisition		Combined
	Historical	Historical	Adjustments		Pro Forma(1)
Assets
Cash and cash equivalents	$35,753,762	$11,197,703	$(20,566	)(2)	$46,930,899
Investment securities	192,567,963	37,913,645	577,865	(3)	231,059,473
Loans receivable, net	913,782,574	288,352,726	(1,554,027	)(4)	1,200,581,273
Goodwill	899,100	-	10,668,289	(5)	11,567,389
Office properties and equipment, net	36,623,001	3,245,247	3,506,222	(6)	43,374,470
Cash surrender value of bank-owned life insurance	19,419,577	-	-		19,419,577
Other assets	35,760,656	7,374,299	2,106,108	(7)	45,241,063
Total assets	$1,234,806,633	$348,083,620	$15,283,891		$1,598,174,144

Liabilities
Deposits	$1,030,971,854	$204,159,727	$37,384	(8)	$1,235,168,965
Borrowings	19,000,000	77,927,690	70,202,792	(9)	167,130,482
Securities sold under repurchase agreements	20,036,906	-	-		20,036,906
Other liabilities	5,895,559	6,761,576	624,334	(10)	13,281,469
Total liabilities	1,075,904,319	288,848,993	70,864,510		1,435,617,822
Shareholders' Equity	158,902,314	59,234,627	(55,580,619)		162,556,322
Total liabilities and shareholders' equity	$1,234,806,633	$348,083,620	$15,283,891		$1,598,174,144

(1)	Assumes the acquisition of Louisiana Bancorp was completed on June 30, 2015. Historical information is derived from each company's unaudited financial statements.
(2)	Represents the aggregate cash consideration paid in the transaction of $24.25 per outstanding share of Louisiana Bancorp net of $70.0 million in borrowings related to the acquisition funding.
(3)	The adjustment represents the market value adjustments on Louisiana Bancorp's investments based on their market values.
(4)	The adjustment represents the elimination of Louisiana Bancorp's allowance for loan losses and the fair value adjustment of Louisiana Bancorp’s loans to their estimated fair value based on expected cash flows and includes an estimation of expected future loan losses.
(5)	The adjustment represents consideration paid in excess of the fair value of assets acquired less liabilities assumed.

The following table provides the calculation of the purchase price used in the pro forma financial statements:

Allocation of purchase price:
Common stock (2,887,446 shares at $24.25 per share)	$70,020,566
Net assets acquired (book value)	(55,580,619)
Purchase price less book value	14,439,947

Allocated to:
Investment securities	$577,865
Core deposit intangible	1,500,000
Loans	(1,554,027)
Office properties and equipment, net	3,506,222
Other real estate owned	(14,000)
Other assets	(1,410,785)
Deferred income tax asset	2,030,893
Deposits	(37,384)
Borrowings (Federal Home Loan Bank advances)	(202,792)
Louisiana Bancorp liabilities accrued after closing	(624,334)
Total allocations	3,771,658
Purchase price less allocation to identifiable assets and liabilities (goodwill)	$10,668,289

(6)	The adjustment represents the fair value adjustment of Louisiana Bancorp's office properties and equipment.
(7)	The adjustment represents the core deposit intangible related to acquired deposits, the recognition of a deferred income tax asset associated with fair value adjustments and other asset adjustments. The core deposit intangible was recorded as an identifiable intangible asset, and the related amortization adjustment was based upon an expected life of 15 years using a sum-of-the-years-digits method.
(8)	The adjustment represents the fair value of certificates of deposit acquired based on current interest rates for similar instruments. The adjustment will be recognized using a level yield amortization method based on maturities of the deposit liabilities.
(9)	The adjustment represents the fair value of FHLB borrowings acquired at various terms and maturities related to the acquisition. The adjustment will be recognized using a level yield amortization method based on maturities of the borrowings. Also, included in the adjustment is $70.0 borrowing related to the acquisition.
(10)	The adjustment represents the accrual of Louisiana Bancorp's expenses not accrued at closing.

HOME BANCORP INC. AND SUBSIDIARY

Unaudited Pro Forma Combined Condensed Consolidated Statements of Income

	For the Six Months Ended June 30, 2015
	Home	Louisiana	Pro Forma
	Bancorp	Bancorp	Acquisition		Combined
	Historical	Historical	Adjustments		Pro Forma(1)

Interest income	$26,892,856	$6,504,009	$(183,265	)(2)	$33,213,600
Interest expense	1,635,892	1,100,491	(188,816	)(3)	2,547,568
Net interest income	25,256,964	5,403,518	5,551		30,666,033
Provision for loan losses	832,625	116,913	-		949,538
Net interest income after provision for loan losses	24,424,339	5,286,605	5,551		29,716,495
Noninterest income	4,117,504	985,187	-		5,102,691
Noninterest expense	19,947,414	4,434,411	98,066	(4)	24,479,891
Income taxes	2,906,828	616,096	(32,380	)(5)	3,490,544
Net income	$5,687,601	$1,221,285	$(60,136)		$6,848,751

Weighted average common shares outstanding
Basic	6,664,148	2,561,049			6,664,148
Diluted	6,968,296	2,707,471			6,968,296
Earnings per share:
Basic	$0.85	$0.48	$-		$1.03
Diluted	$0.82	$0.45	$-		$0.98

	For the Year Ended December 31, 2014
	Home	Louisiana	Pro Forma
	Bancorp	Bancorp	Acquisition		Combined
	Historical	Historical	Adjustments		Pro Forma(1)

Interest income	$54,322,561	$12,668,785	$(395,558	)(2)	$66,595,788
Interest expense	3,283,419	2,529,004	(293,242	)(3)	5,519,181
Net interest income	51,039,142	10,139,781	(102,316)		61,076,607
Provision for loan losses	2,364,358	188,482	-		2,552,840
Net interest income after provision for loan losses	48,674,784	9,951,299	(102,316)		58,523,767
Noninterest income	8,174,778	2,050,048	-		10,224,826
Noninterest expense	41,771,592	7,736,878	192,818	(4)	49,701,288
Income taxes	5,206,383	1,447,409	(103,297	)(5)	6,550,495
Net income	$9,871,587	$2,817,060	$(191,837)		$12,496,810

Weighted average common shares outstanding
Basic	6,552,413	2,466,843			6,552,413
Diluted	6,932,746	2,640,585			6,932,746
Earnings per share:
Basic	$1.51	$1.14	$-		$1.91
Diluted	$1.42	$1.06	$-		$1.80

(1)	Assumes the acquisition of Louisiana Bancorp was completed on January 1, 2014 for the pro forma statement of operations for the year ended December 31, 2014 and completed on January 1, 2015 for the pro forma statement of operations for the six months ended June 30, 2015. Historical information is derived from each company's audited financial statements as filed in the Form 10-K or compiled unaudited financial statements, respectively, where applicable.
(2)	The adjustment represents accretion and amortization of the fair value adjustments to loans utilizing the interest method over their estimated lives.
(3)	The adjustment represents accretion and amortization of the fair value adjustments to deposits and borrowings utilizing the interest method over the estimated lives of the interest-bearing liabilities.
(4)	The adjustment represents amortization of the core deposit intangible.
(5)	The adjustment reflects the tax effect of the pro forma accretion and amortization of the fair value adjustments at an effective income tax rate of 35%.